Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
SECOND QUARTER 2025 FINANCIAL RESULTS

Second quarter 2025 GAAP diluted loss per share of $(3.62)
Second quarter 2025 adjusted airline-only diluted earnings per share of $1.86(1)(2)
Second quarter 2025 adjusted diluted earnings per share of $1.23(1)(2)

LAS VEGAS. August 4, 2025 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for second quarter 2025, as well as comparisons to the prior year.

“During the quarter, we operated 37,000 flights — the highest quarterly total in company history," stated Gregory Anderson, chief executive officer of Allegiant Travel Company. "Equally important, we achieved a remarkable 99.9% controllable completion factor, which we believe is among the top in the industry. I’m incredibly proud of Team Allegiant for delivering such strong operational results. Due to their efforts, our airline has earned a second consecutive SkyTrax Award for best low-cost carrier in North America.

"One of the hallmarks for Allegiant is our ability to deliver great service at an affordable price. We achieved an adjusted airline-only operating margin of 8.6% in the second quarter, surpassing our initial projections. Despite a challenging demand environment, our first-half operating margin improved over 2024. This improved performance is the result of higher productivity of our existing assets with aircraft utilization up nearly 17 percent year over year combined with strong cost controls. Impressively, we drove an industry leading reduction in unit costs, excluding fuel and special charges, of nearly eight percent year over year.

"Our commercial initiatives are gaining traction and yielding measurable outcomes. With the revenue headwinds associated with Navitaire behind us now, we are starting to take advantage of its ability to accelerate enhancements. These new pricing tools, in addition to product evolutions and Allegiant Extra expansion, have helped to increase ancillary revenue, as evidenced by our $3 per passenger improvement during the first half of 2025. Further improvements are anticipated as we move ahead with our focused digital transformation within our core business.

"We are encouraged by improving consumer confidence and are cautiously optimistic as recent bookings suggest strengthening of domestic demand in the second half of the year, as compared to previous levels. Keep in mind, however, that third quarter remains our seasonally weakest quarter of the year given the last few weeks of August and most of September represent the lowest period for leisure travel during the year.

"Our team is simplifying the business and focusing on our core strengths, as evidenced by the pending sale of our Sunseeker Resort, which is expected to close shortly. We will continue to take actions to structurally lower our airline costs. Importantly, cost improvements made this year have allowed us to rebalance our infrastructure, particularly considering the significant MAX aircraft delivery delays in prior years.

"As we look to 2026, we are currently forecasting full-year capacity to be roughly flat on a year-over-year basis, with MAX deliveries slated as replacement aircraft as we maintain our goal of ‘peaking the peaks’. We expect TRASM to improve as new markets and routes mature, off-peak becomes a smaller mix of our ASMs, and new commercial initiatives continue to gain traction, including increased Allegiant Extra availability, refining dynamic pricing for ancillary products, and the continued strengthening of our co-brand and loyalty program. We will continue to meet the evolving needs of our customers and adjust our schedules to the demand environment, as we target expanding our earnings and delivering long-term value for our stakeholders.”

Summary Results

Consolidated	Three Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Total operating revenue	$689.4	$666.3	3.5%
Total operating expense	756.9	631.4	19.9%
Operating income (loss)	(67.5)	34.9	NM
Income (loss) before income taxes	(88.6)	18.0	NM
Net income (loss)	(65.2)	13.7	NM
Diluted earnings (loss) per share	(3.62)	0.75	NM
Sunseeker special charges, net(2)	103.3	(2.0)	NM
Airline special charges(2)	14.6	20.1	(27.4)%
Adjusted income before income taxes(1)(2)	29.4	36.1	(18.6)%
Adjusted net income(1)(2)	22.7	32.5	(30.2)%
Adjusted diluted earnings per share(1)(2)	1.23	1.77	(30.5)%

Airline only	Three Months Ended June 30,		Percent Change(4)
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Airline operating revenue	$668.8	$649.5	3.0%
Airline operating expense	625.6	602.5	3.8%
Airline operating income	43.2	47.0	(8.1)%
Airline income before income taxes	29.7	35.5	(16.3)%
Airline special charges(2)	14.6	20.1	(27.4)%
Adjusted airline-only net income(1)(2)	34.3	41.0	(16.3)%
Adjusted airline-only operating margin(1)(2)	8.6%	10.3%	(1.7)
Adjusted airline-only diluted earnings per share(1)(2)	1.86	2.24	(17.0)%

Consolidated	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Total operating revenue	$1,388.5	$1,322.7	5.0%
Total operating expense	1,390.9	1,272.3	9.3%
Operating income (loss)	(2.5)	50.3	NM
Income (loss) before income taxes	(46.6)	16.7	NM
Net income (loss)	(33.1)	12.8	NM
Diluted earnings (loss) per share	(1.84)	0.68	NM
Sunseeker special charges, net(2)	100.4	(3.8)	NM
Airline special charges(2)	16.0	35.0	(54.3)%
Adjusted income before income taxes(1)(2)(3)	73.2	47.9	52.8%
Adjusted net income(1)(2)(3)	56.2	42.9	31.0%
Adjusted diluted earnings per share(1)(2)(3)	3.03	2.34	29.5%

Airline only	Six Months Ended June 30,		Percent Change(4)
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Airline operating revenue	$1,337.1	$1,282.0	4.3%
Airline operating expense	1,233.1	1,210.8	1.8%
Airline operating income	104.0	71.2	46.1%
Airline income before income taxes	79.3	48.0	65.2%
Airline special charges(2)	16.0	35.0	(54.3)%
Adjusted airline-only net income(1)(2)	73.3	60.8	20.6%
Adjusted airline-only operating margin(1)(2)	9.0%	8.3%	0.7
Adjusted airline-only diluted earnings per share(1)(2)	3.96	3.31	19.6%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities, the pending sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. We sometimes refer to all special charges as "specials" in this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on the extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
(4)Except adjusted airline-only operating margin which is percentage point change.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

Second Quarter 2025 Results and Highlights

•Total consolidated operating revenue of $689.4M, up 3.5 percent over the prior year, on capacity growth of 15.7 percent year-over-year

•Adjusted consolidated operating income,(1)(2) of $50.4M, yielding an adjusted operating margin of 7.3 percent
•Adjusted airline-only operating income,(1)(2) of $57.8M, yielding an adjusted airline-only operating margin of 8.6 percent

•Adjusted consolidated income before income tax,(1)(2) of $29.4M, yielding an adjusted pre-tax margin of 4.3 percent
•Adjusted airline-only income before income tax,(1)(2) of $44.3M, yielding an adjusted airline-only pre-tax margin of 6.6 percent

•Adjusted consolidated EBITDA,(1)(2) of $118.7M, yielding an adjusted EBITDA margin of 17.2 percent
•Adjusted airline-only EBITDA,(1)(2) of $122.5M, yielding an adjusted airline-only EBITDA margin of 18.3 percent

•Adjusted airline-only operating CASM, excluding fuel(2) of 7.68 ¢, down 6.7 percent year-over-year

•$33.3M in total cobrand credit card remuneration received from Bank of America

•Ended the quarter with 20M total active Allways Rewards members

•During the second quarter, expanded the network by announcing five new nonstop routes
◦In July announced seven new nonstop routes connecting 12 cities across the country

Balance Sheet, Cash and Liquidity

•Total available liquidity at June 30, 2025 was $1.1B, which included $852.7M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$92.2M in cash from operations during second quarter 2025
•Total debt at June 30, 2025 was $2.0B
•Net debt at June 30, 2025 was $1.1B
•Debt principal payments of $152.0M during the quarter, including $59.1M in voluntary prepayments
•Debt proceeds of $97.9M during the quarter, net of issuance costs
•Air traffic liability at June 30, 2025 was $363.5M

Airline Capital Expenditures

•Second quarter capital expenditures of $137.7M, which included $108.3M for aircraft-related capital expenditures and $29.4M in other airline capital expenditures
•Second quarter deferred heavy maintenance expenditures were $10.0M

Sunseeker Resort Charlotte Harbor

•Second quarter occupancy was 51 percent with an average daily rate (excluding resort fee) of $225 per night
•During the third quarter, announced a contract for the sale of Sunseeker Resort for $200 million (subject to certain adjustments), with the transaction expected to close during the third quarter
◦Recorded special charges of $102.2M during the second quarter related to the pending sale of Sunseeker Resort and Aileron Golf Course, reflecting a write-down to fair value less estimated costs to sell and other related expenses

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities, the pending sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted airline-only earnings per share and adjusted consolidated earnings per share. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

Third quarter 2025 airline-only guidance

System ASMs - year over year change	~9.0%
Scheduled service ASMs - year over year change	~10.0%

Fuel cost per gallon	$2.55
Adjusted airline-only operating margin (1)	(3.0%) to (6.0%)
Adjusted airline-only earnings per share(1)	($1.25) to ($2.25)

Adjusted consolidated earnings per share(1)	($1.75) to ($2.75)

Full-year 2025 guidance

System ASMs - year over year change	~12.0%
Scheduled service ASMs - year over year change	~13.0%

Fuel cost per gallon	~2.53
Adjusted airline-only earnings per share(1)	> $3.25

Adjusted consolidated earnings per share(1)	> $2.25

Interest expense(2) (millions)	$140 to $150
Capitalized interest(3) (millions)	($15) to ($25)
Interest income (millions)	$30 to $40

Airline full-year CAPEX
Aircraft-related capital expenditures(4) (millions)	$260 to $280
Capitalized deferred heavy maintenance (millions)	$50 to $70
Other airline capital expenditures (millions)	$95 to $115

Recurring principal payments(5) (millions) (full year)	$160 to $170

(1)Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)Includes consolidated gross interest expense attributable to both the airline segment and the Sunseeker Resort segment
(3)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(4)Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(5)Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	2Q25	3Q25	YE25
Boeing 737-8200 (190 seats)	9	10	16
Airbus A320 (180 seats)	67	74	71
Airbus A320 (186 seats)	8	—	—
Airbus A320 (177 seats)	10	8	7
Airbus A319 (156 seats)	32	30	28
Total	126	122	122

The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period as well as aircraft in temporary storage.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Monday, August 4, 2025 to discuss its second quarter financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to close the sale of Sunseeker Resort on the terms agreed, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2025	2024	YoY
OPERATING REVENUES:
Passenger	$617,908	$594,499	3.9%
Third party products	33,649	37,102	(9.3)
Fixed fee contracts	17,019	17,699	(3.8)
Resort and other	20,808	16,983	22.5
Total operating revenues	689,384	666,283	3.5
OPERATING EXPENSES:
Salaries and benefits	214,102	209,942	2.0
Aircraft fuel	165,752	170,060	(2.5)
Station operations	75,248	69,798	7.8
Depreciation and amortization	68,519	65,361	4.8
Maintenance and repairs	36,379	30,730	18.4
Sales and marketing	26,837	27,498	(2.4)
Aircraft lease rentals	11,023	5,749	91.7
Other	41,089	34,134	20.4
Special charges, net of recoveries	117,924	18,114	NM
Total operating expenses	756,873	631,386	19.9
OPERATING INCOME (LOSS)	(67,489)	34,897	NM
OTHER (INCOME) EXPENSES:
Interest income	(10,359)	(11,130)	(6.9)
Interest expense	35,756	39,544	(9.6)
Capitalized interest	(4,562)	(11,609)	(60.7)
Other, net	240	67	NM
Total other expenses	21,075	16,872	24.9
INCOME (LOSS) BEFORE INCOME TAXES	(88,564)	18,025	NM
INCOME TAX PROVISION (BENEFIT)	(23,398)	4,326	NM
NET INCOME (LOSS)	$(65,166)	$13,699	NM
Earnings (loss) per share to common shareholders:
Basic	($3.62)	$0.75	NM
Diluted	($3.62)	$0.75	NM
Shares used for computation(1):
Basic	17,995	17,828	0.9
Diluted	17,995	17,869	0.7

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
(in thousands)
(Unaudited)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
REVENUES FROM EXTERNAL CUSTOMERS	$668,750	$20,634	$689,384	$649,472	$16,811	$666,283
OPERATING EXPENSES:
Salaries and benefits	203,485	10,617	214,102	197,417	12,525	209,942
Aircraft fuel	165,752	—	165,752	170,060	—	170,060
Station operations	75,248	—	75,248	69,798	—	69,798
Depreciation and amortization	64,961	3,558	68,519	59,345	6,016	65,361
Maintenance and repairs	36,379	—	36,379	30,730	—	30,730
Sales and marketing	25,119	1,718	26,837	25,918	1,580	27,498
Aircraft lease rentals	11,023	—	11,023	5,749	—	5,749
Other operating expenses	29,031	12,058	41,089	23,426	10,708	34,134
Special charges, net of recoveries	14,595	103,329	117,924	20,073	(1,959)	18,114
Total operating expenses	625,593	131,280	756,873	602,516	28,870	631,386
OPERATING INCOME (LOSS)	43,157	(110,646)	(67,489)	46,956	(12,059)	34,897
OTHER (INCOME) EXPENSES:
Interest income	(10,359)	—	(10,359)	(11,130)	—	(11,130)
Interest expense	28,121	7,635	35,756	34,121	5,423	39,544
Capitalized interest	(4,562)	—	(4,562)	(11,609)	—	(11,609)
Other non-operating expenses	240	—	240	67	—	67
Total other expenses	13,440	7,635	21,075	11,449	5,423	16,872
INCOME (LOSS) BEFORE INCOME TAXES	$29,717	$(118,281)	$(88,564)	$35,507	$(17,482)	$18,025

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended June 30,				Percent Change(1)
	2025		2024		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	5,127,025		4,621,848		10.9%
Available seat miles (ASMs) (thousands)	5,799,409		5,013,209		15.7
Airline operating expense per ASM (CASM) (cents)	10.79	¢	12.02	¢	(10.2)
Fuel expense per ASM (cents)	2.86	¢	3.39	¢	(15.6)
Airline special charges per ASM (cents)	0.25	¢	0.40	¢	(37.5)
Airline operating CASM, excluding fuel and special charges (cents)	7.68	¢	8.23	¢	(6.7)
Departures	37,314		32,252		15.7
Block hours	88,749		75,759		17.1
Average stage length (miles)	886		883		0.3
Average number of operating aircraft during period	126.6		125.3		1.0
Average block hours per aircraft per day	7.7		6.6		16.7
Full-time equivalent employees at end of period	5,980		5,993		(0.2)
Fuel gallons consumed (thousands)	68,452		60,142		13.8
ASMs per gallon of fuel	84.7		83.4		1.6
Average fuel cost per gallon	$2.42		$2.83		(14.5)
Scheduled service statistics:
Passengers	5,077,788		4,572,769		11.0
Revenue passenger miles (RPMs) (thousands)	4,610,321		4,108,288		12.2
Available seat miles (ASMs) (thousands)	5,629,040		4,848,017		16.1
Load factor	81.9%		84.7%		(2.8)
Departures	36,056		31,128		15.8
Block hours	85,980		73,198		17.5
Average seats per departure	175.1		176.1		(0.6)
Yield (cents)(2)	5.75	¢	6.99	¢	(17.7)
Total passenger revenue per ASM (TRASM) (cents)(3)	11.57	¢	13.03	¢	(11.2)
Average fare - scheduled service(4)	$52.20		$62.79		(16.9)
Average fare - air-related charges(4)	$69.49		$67.22		3.4
Average fare - third party products	$6.63		$8.11		(18.2)
Average fare - total	$128.32		$138.12		(7.1)
Average stage length (miles)	891		885		0.7
Fuel gallons consumed (thousands)	66,419		58,169		14.2
Average fuel cost per gallon	$2.43		$2.83		(14.1)
Percent of sales through website during period	92.4%		93.1%		(0.7)
Other data:
Rental car days sold	380,176		371,405		2.4
Hotel room nights sold	37,538		61,837		(39.3)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2025	2024	YoY
OPERATING REVENUES:
Passenger	$1,234,658	$1,174,434	5.1%
Third party products	68,852	70,501	(2.3)
Fixed fee contracts	33,271	36,560	(9.0)
Resort and other	51,677	41,193	25.5
Total operating revenues	1,388,458	1,322,688	5.0
OPERATING EXPENSES:
Salaries and benefits	445,541	423,269	5.3
Aircraft fuel	332,085	340,147	(2.4)
Station operations	148,753	136,266	9.2
Depreciation and amortization	131,830	129,205	2.0
Maintenance and repairs	71,233	61,008	16.8
Sales and marketing	51,933	58,398	(11.1)
Aircraft lease rentals	16,942	11,734	44.4
Other	76,259	81,105	(6.0)
Special charges, net of recoveries	116,369	31,212	NM
Total operating expenses	1,390,945	1,272,344	9.3
OPERATING INCOME (LOSS)	(2,487)	50,344	NM
OTHER (INCOME) EXPENSES:
Interest income	(22,294)	(23,371)	(4.6)
Interest expense	76,540	79,704	(4.0)
Capitalized interest	(11,050)	(22,794)	(51.5)
Other, net	941	117	NM
Total other expenses	44,137	33,656	31.1
INCOME (LOSS) BEFORE INCOME TAXES	(46,624)	16,688	NM
INCOME TAX PROVISION (BENEFIT)	(13,560)	3,908	NM
NET INCOME (LOSS)	$(33,064)	$12,780	NM
Earnings (loss) per share to common shareholders:
Basic	($1.84)	$0.69	NM
Diluted	($1.84)	$0.68	NM
Shares used for computation(1):
Basic	17,989	17,746	1.4
Diluted	17,989	17,836	0.9

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
(in thousands)
(Unaudited)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
REVENUE FROM EXTERNAL CUSTOMERS	$1,337,136	$51,322	$1,388,458	$1,281,990	$40,698	$1,322,688
OPERATING EXPENSES:
Salaries and benefits	423,859	21,682	445,541	396,926	26,343	423,269
Aircraft fuel	332,085	—	332,085	340,147	—	340,147
Station operations	148,753	—	148,753	136,266	—	136,266
Depreciation and amortization	124,672	7,158	131,830	117,212	11,993	129,205
Maintenance and repairs	71,233	—	71,233	61,008	—	61,008
Sales and marketing	48,489	3,444	51,933	54,796	3,602	58,398
Aircraft lease rentals	16,942	—	16,942	11,734	—	11,734
Other operating expenses	51,107	25,152	76,259	57,742	23,363	81,105
Special charges, net of recoveries	15,987	100,382	116,369	34,987	(3,775)	31,212
Total operating expenses	1,233,127	157,818	1,390,945	1,210,818	61,526	1,272,344
OPERATING INCOME (LOSS)	104,009	(106,496)	(2,487)	71,172	(20,828)	50,344
OTHER (INCOME) EXPENSES:
Interest income	(22,294)	—	(22,294)	(23,371)	—	(23,371)
Interest expense	57,070	19,470	76,540	68,858	10,846	79,704
Capitalized interest	(11,050)	—	(11,050)	(22,468)	(326)	(22,794)
Other non-operating expenses	941	—	941	117	—	117
Total other expenses	24,667	19,470	44,137	23,136	10,520	33,656
INCOME (LOSS) BEFORE INCOME TAXES	$79,342	$(125,966)	$(46,624)	$48,036	$(31,348)	$16,688

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Six Months Ended June 30,				Percent Change(1)
	2025		2024		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	9,578,331		8,726,708		9.8%
Available seat miles (ASMs) (thousands)	11,250,993		9,785,180		15.0
Airline operating expense per ASM (CASM) (cents)	10.96	¢	12.38	¢	(11.5)
Fuel expense per ASM (cents)	2.95	¢	3.48	¢	(15.2)
Airline special charges per ASM (cents)	0.14	¢	0.36	¢	(61.1)
Airline operating CASM, excluding fuel and special charges (cents)	7.87	¢	8.54	¢	(7.8)
Departures	70,549		61,477		14.8
Block hours	172,620		148,391		16.3
Average stage length (miles)	909		900		1.0
Average number of operating aircraft during period	125.8		125.6		0.2
Average block hours per aircraft per day	7.6		6.5		16.9
Full-time equivalent employees at end of period	5,980		5,993		(0.2)
Fuel gallons consumed (thousands)	132,089		116,366		13.5
ASMs per gallon of fuel	85.2		84.1		1.3
Average fuel cost per gallon	$2.51		$2.92		(14.0)
Scheduled service statistics:
Passengers	9,498,599		8,642,288		9.9
Revenue passenger miles (RPMs) (thousands)	8,881,650		7,992,097		11.1
Available seat miles (ASMs) (thousands)	10,934,232		9,484,939		15.3
Load factor	81.2%		84.3%		(3.1)
Departures	68,189		59,305		15.0
Block hours	167,394		143,563		16.6
Average seats per departure	175.0		176.7		(1.0)
Yield (cents)(2)	6.38	¢	7.41	¢	(13.9)
Total passenger revenue per ASM (TRASM) (cents)(3)	11.92	¢	13.13	¢	(9.2)
Average fare - scheduled service(4)	$59.64		$68.53		(13.0)
Average fare - air-related charges(4)	$70.34		$67.36		4.4
Average fare - third party products	$7.25		$8.16		(11.2)
Average fare - total	$137.23		$144.05		(4.7)
Average stage length (miles)	914		905		1.0
Fuel gallons consumed (thousands)	128,245		112,735		13.8
Average fuel cost per gallon	$2.52		$2.92		(13.7)
Percent of sales through website during period	92.4%		94.8%		(2.4)
Other data:
Rental car days sold	741,066		729,349		1.6
Hotel room nights sold	77,478		123,131		(37.1)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(in millions)	June 30, 2025 (unaudited)	December 31, 2024	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$209.9	$285.9	(26.6)%
Short-term investments	632.9	495.2	27.8
Long-term investments	9.9	51.7	(80.9)
Total unrestricted cash and investments	852.7	832.8	2.4
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	183.1	454.8	(59.7)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,778.9	1,611.7	10.4
Total debt	1,962.0	2,066.5	(5.1)
Debt, net of unrestricted cash and investments	1,109.3	1,233.7	(10.1)
Total Allegiant Travel Company shareholders’ equity	1,055.9	1,089.4	(3.1)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Basic:
Net income (loss)	$(65,166)	$13,699	$(33,064)	$12,780
Less income allocated to participating securities	—	(333)	—	(618)
Net income (loss) attributable to common stock	$(65,166)	$13,366	$(33,064)	$12,162
Earnings (loss) per share, basic	$(3.62)	$0.75	$(1.84)	$0.69
Weighted-average shares outstanding	17,995	17,828	17,989	17,746
Diluted:
Net income (loss)	$(65,166)	$13,699	$(33,064)	$12,780
Less income allocated to participating securities	—	(333)	—	(618)
Net income (loss) attributable to common stock	$(65,166)	$13,366	$(33,064)	$12,162
Earnings (loss) per share, diluted	$(3.62)	$0.75	$(1.84)	$0.68
Weighted-average shares outstanding(1)	17,995	17,828	17,989	17,746
Dilutive effect of restricted stock	—	78	—	195
Adjusted weighted-average shares outstanding under treasury stock method	17,995	17,906	17,989	17,941
Participating securities excluded under two-class method	—	(37)	—	(105)
Adjusted weighted-average shares outstanding under two-class method	17,995	17,869	17,989	17,836

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2025 and 2024
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker, (ii) a writedown loss related to the pending sale of Sunseeker, and (iii) the airline special charges listed in the table below. We also present adjusted consolidated interest expense, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and a one-time loss on extinguishment of debt.

We present adjusted airline-only operating expense, adjusted airline-only operating income, adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share which exclude special charges related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) corporate restructuring costs and (iii) the flight attendant ratification bonus.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense and special charges. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, estimated adjusted airline-only and adjusted consolidated earnings per share, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and a one-time loss on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers (other than the estimated earnings per share figures) to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), and earnings (loss) per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$2.5	$9.3	$3.9	$24.2
Flight attendant ratification bonus	—	10.8	—	10.8
Organizational restructuring	12.1	—	12.1	—
Airline special charges(2)	14.6	20.1	16.0	35.0
Sunseeker special charges, net of recoveries(2)	103.3	(2.0)	100.4	(3.8)
Consolidated special charges, net of recoveries(2)	$117.9	$18.1	$116.4	$31.2

	Three Months Ended June 30, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$689.4	$—	$689.4	$668.8	$—	$668.8	$20.6	$—	$20.6
Total operating expenses	756.9	(117.9)	638.9	625.6	(14.6)	611.0	131.3	(103.3)	28.0
Operating income (loss)	$(67.5)	$117.9	$50.4	$43.2	$14.6	$57.8	$(110.6)	$103.3	$(7.3)
Operating margin (percent)	(9.8)		7.3	6.5		8.6	NM		(35.5)

INCOME (LOSS) BEFORE INCOME TAXES	$(88.6)	$117.9	$29.4	$29.7	$14.6	$44.3	$(118.3)	$103.3	$(15.0)

	Three Months Ended June 30, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$666.3	$—	$666.3	$649.5	$—	$649.5	$16.8	$—	$16.8
Total operating expenses	631.4	(18.1)	613.3	602.5	(20.1)	582.4	28.9	2.0	30.8
Operating income (loss)	$34.9	$18.1	$53.0	$47.0	$20.1	$67.0	$(12.1)	$(2.0)	$(14.0)
Operating margin (percent)	5.2		8.0	7.2		10.3	(71.7)		(83.4)

INCOME (LOSS) BEFORE INCOME TAXES	$18.0	$18.1	$36.1	$35.5	$20.1	$55.6	$(17.5)	$(2.0)	$(19.4)

	Six Months Ended June 30, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$1,388.5	$—	$1,388.5	$1,337.1	$—	$1,337.1	$51.3	$—	$51.3
Total operating expenses	1,390.9	(116.4)	1,274.6	1,233.1	(16.0)	1,217.1	157.8	(100.4)	57.4
Operating income (loss)	$(2.5)	$116.4	$113.9	$104.0	$16.0	$120.0	$(106.5)	$100.4	$(6.1)
Operating margin (percent)	(0.2)		8.2	7.8		9.0	NM		(11.9)

Interest expense	$76.5	$(3.4)	$73.1	$57.1	$—	$57.1	$19.5	$(3.4)	$16.1

INCOME (LOSS) BEFORE INCOME TAXES	$(46.6)	$119.8	$73.2	$79.3	$16.0	$95.3	$(126.0)	$103.8	$(22.2)

	Six Months Ended June 30, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$1,322.7	$—	$1,322.7	$1,282.0	$—	$1,282.0	$40.7	$—	$40.7
Total operating expenses	1,272.3	(31.2)	1,241.1	1,210.8	(35.0)	1,175.8	61.5	3.8	65.3
Operating income (loss)	$50.3	$31.2	$81.6	$71.2	$35.0	$106.2	$(20.8)	$(3.8)	$(24.6)
Operating margin (percent)	3.8		6.2	5.6		8.3	(51.2)		(60.5)

Interest expense	$79.7	$—	$79.7	$68.9	$—	$68.9	$10.8	$—	$10.8

INCOME (LOSS) BEFORE INCOME TAXES	$16.7	$31.2	$47.9	$48.0	$35.0	$83.0	$(31.3)	$(3.8)	$(35.1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Consolidated EBITDA and adjusted consolidated EBITDA (millions)
Net income (loss) as reported (GAAP)	$(65.2)	$13.7	$(33.1)	$12.8
Interest expense, net	20.8	16.8	43.2	33.5
Income tax expense (benefit)	(23.4)	4.3	(13.6)	3.9
Depreciation and amortization	68.5	65.4	131.8	129.2
Consolidated EBITDA(1)	$0.8	$100.2	$128.4	$179.4
Special charges(2)	117.9	18.1	116.4	31.2
Adjusted consolidated EBITDA(1)(2)	$118.7	$118.3	$244.8	$210.6

Adjusted airline-only EBITDA (millions)
Airline income before income taxes as reported (GAAP)	$29.7	$35.5	$79.3	$48.0
Airline special charges(2)	14.6	20.1	16.0	35.0
Airline interest expense, net	13.2	11.4	23.7	23.0
Airline depreciation and amortization	65.0	59.3	124.7	117.2
Adjusted airline-only EBITDA(1)(2)	$122.5	$126.3	$243.7	$223.3

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(65.2)		$13.7
Less: Net income allocated to participating securities	—		(0.3)
Net income attributable to common stock (GAAP)	$(65.2)	$(3.62)	$13.4	$0.75

Plus: Net income allocated to participating securities	—	—	0.3	0.02
Plus: Special charges, net of recoveries(2)	117.9	6.55	18.1	1.01
Plus (Minus): Income tax effect of adjustments above	(30.0)	(1.67)	0.7	0.04
Adjusted net income(1)	$22.7		$32.5

Less: Adjusted consolidated net income allocated to participating securities	(0.5)	(0.03)	(0.8)	(0.05)
Effect of dilutive securities		—		—
Adjusted net income attributable to common stock(1)	$22.2	$1.23	$31.7	$1.77

Shares used for diluted computation (GAAP) (thousands)		17,995		17,869
Shares used for diluted computation (adjusted) (thousands)		18,027		17,869

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted airline-only earnings per share and adjusted airline-only net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(65.2)		$13.7
Less: Net income allocated to participating securities	—		(0.3)
Net income (loss) attributable to common stock (GAAP)	$(65.2)	$(3.62)	$13.4	$0.75

Plus: Net income allocated to participating securities	—	—	0.3	0.02
Plus: Sunseeker loss before income taxes	118.3	6.57	17.5	0.98
Plus: Special charges, net of recoveries(2)	14.6	0.81	20.1	1.12
Minus: Income tax effect of adjustments above	(33.4)	(1.86)	(10.3)	(0.57)
Adjusted airline-only net income(1)	$34.3		$41.0

Less: Adjusted airline-only net income allocated to participating securities	(0.8)	(0.04)	(1.0)	(0.06)
Effect of dilutive securities		—		—
Adjusted airline-only net income attributable to common stock(1)	$33.5	$1.86	$40.0	$2.24

Shares used for diluted computation (GAAP) (thousands)		17,995		17,869
Shares used for diluted computation (adjusted) (thousands)		18,027		17,869

	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(33.1)		$12.8
Less: Net income allocated to participating securities	—		(0.6)
Net income (loss) attributable to common stock (GAAP)	$(33.1)	$(1.84)	$12.2	$0.68

Plus: Net income allocated to participating securities	—	—	0.6	0.04
Plus: Loss on extinguishment of debt(3)	3.4	0.19	—	—
Plus: Special charges, net of recoveries(2)	116.4	6.47	31.2	1.75
Minus: Income tax effect of adjustments above	(30.5)	(1.70)	(1.1)	(0.06)
Adjusted net income(1)	$56.2		$42.9

Less: Adjusted consolidated net income allocated to participating securities	(1.4)	(0.08)	(1.2)	(0.07)
Effect of dilutive securities		(0.01)		—
Adjusted net income attributable to common stock(1)	$54.8	$3.03	$41.7	$2.34

Shares used for diluted computation (GAAP) (thousands)		17,989		17,836
Shares used for diluted computation (adjusted) (thousands)		18,076		17,836

	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted airline-only earnings per share and adjusted airline-only net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(33.1)		$12.8
Less: Net income allocated to participating securities	—		(0.6)
Net income (loss) attributable to common stock (GAAP)	$(33.1)	$(1.84)	$12.2	$0.68

Plus: Net income allocated to participating securities	—	—	0.6	0.04
Plus: Sunseeker loss before income taxes	126.0	7.00	31.3	1.76
Plus: Special charges, net of recoveries(2)	16.0	0.89	35.0	1.96
Minus: Income tax effect of adjustments above	(35.6)	(1.98)	(18.3)	(1.03)
Adjusted airline-only net income(1)	$73.3		$60.8

Less: Adjusted airline-only net income allocated to participating securities	(1.8)	(0.10)	(1.8)	(0.10)
Effect of dilutive securities		(0.01)		—
Adjusted airline-only net income attributable to common stock(1)	$71.5	$3.96	$59.0	$3.31

Shares used for diluted computation (GAAP) (thousands)		17,989		17,836
Shares used for diluted computation (adjusted) (thousands)		18,076		17,836

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of adjusted airline-only operating CASM excluding fuel and special charges (millions)
Consolidated operating expenses (GAAP)	$756.9	$631.4	$1,390.9	$1,272.3
Minus: Sunseeker operating expenses	131.3	28.9	157.8	61.5
Airline-only operating expenses	625.6	602.5	1,233.1	1,210.8
Minus: airline special charges(2)	14.6	20.1	16.0	35.0
Minus: fuel expenses	165.8	170.1	332.1	340.1
Adjusted airline-only operating expenses, excluding fuel and special charges(1)	$445.2	$412.3	$885.0	$835.7

System available seat miles (millions)	5,799.4	5,013.2	11,251.0	9,785.2
Airline-only cost per available seat mile (cents)	10.79	12.02	10.96	12.38
Adjusted airline-only cost per available seat mile excluding fuel and special charges (cents)	7.68	8.23	7.87	8.54

(1)Denotes non-GAAP figure.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities (including accelerated depreciation on airframes identified for early retirement, ratification bonuses, and corporate restructuring cost), the pending sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on the extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
*    Note that amounts may not recalculate due to rounding